Exhibit 4.12
FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [(***)].
FOURTEENTH AMENDMENT TO
AGREEMENT 319-I
THIS FOURTEENTH AMENDMENT TO AGREEMENT NUMBER 319-I IS ENTERED INTO THIS 1st DAY OF AUGUST, 2008 (THE “EXECUTION DATE”), BY AND BETWEEN HUGHES NETWORK SYSTEMS, LLC, A LIMITED LIABAILITY COMPANY ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE WHICH SHALL HEREINAFTER BE NAMED “THE CLIENT”, SUCCESSOR IN INTEREST TO HUGHES NETWORK SYSTEMS, A DIVISION OF HUGHES ELECTRONICS CORPORATION, AND AS THE OTHER PARTY SATELITES MEXICANOS, S.A. DE C.V., WHICH SHALL HEREINAFTER BE NAMED “SATMEX”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF MEXICO (TOGETHER REFERRED AS THE “PARTIES”) PURSUANT TO THE FOLLOWING:
W I T N E S S E T H
WHEREAS, on January 20, 2000, SATMEX and HUGHES ELECTRONICS CORPORATION, through THE CLIENT, executed the agreement number 319-I, hereinafter the “Agreement”;
WHEREAS, on May 16, 2000, SATMEX and HUGHES ELECTRONICS CORPORATION, through THE CLIENT executed a “First Amendment” to the Agreement, in order to substitute transponder (***) for (***);
WHEREAS, on January 1, 2001, SATMEX and HUGHES ELECTRONICS CORPORATION, through THE CLIENT executed a “Second Amendment” to the Agreement, in which HUGHES’s obligation to take the (***) and (***) transponders changed from (***);
WHEREAS, on March 1, 2001, SATMEX and HUGHES ELECTRONICS CORPORATION, through THE CLIENT executed a “Third Amendment” to the Agreement, in which HUGHES’s obligation to take the (***);
WHEREAS, on May 20, 2001, SATMEX and HUGHES ELECTRONICS CORPORATION, through THE CLIENT executed a “Fourth Amendment” to the Agreement, in which the Parties agreed to substitute transponder (***);
WHEREAS, on January 1, 2002, SATMEX and HUGHES ELECTRONICS CORPORATION, through THE CLIENT executed a “Fifth Amendment” to the Agreement, in which the Parties (***);
WHEREAS, on February 3, 2003, SATMEX and HUGHES ELECTRONICS CORPORATION executed a “Sixth Amendment” to the Agreement in which the Parties agreed to (***);
WHEREAS, on March 24, 2003, SATMEX and HUGHES ELECTRONICS CORPORATION through THE CLIENT executed a “Seventh Amendment” to the Agreement in which, among others, THE CLIENT (***);
WHEREAS, on May 1, 2003, SATMEX and HUGHES ELECTRONICS CORPORATION through THE CLIENT executed an “Eighth Amendment” to the Agreement in which, among others, THE CLIENT exercised the (***) under the Second clause of the Seventh Amendment;
WHEREAS, on September 7, 2004, SATMEX and HUGHES ELECTRONICS CORPORATION through THE CLIENT executed a “Ninth Amendment” to the Agreement in which, among others, THE CLIENT (***) in Satmex 5 satellite, transponder (***);
WHEREAS, on June 14, 2005, SATMEX and Loral Skynet (“Loral Skynet”) a division of Loral Spacecom Corp. entered into an Agreement for (***) on Satmex 5, hereinafter the (***);
WHEREAS, on September 7, 2005, SATMEX entered into a company’s reorganization under Mexican reorganization law called “Concurso Mercantil” according to sentence dictated by Judge Second of District in Civil Matter, in the Federal District of Mexico;
WHEREAS, on December 1, 2005, SATMEX and HUGHES ELECTRONICS CORPORATION through THE CLIENT executed a “Tenth Amendment” to the Agreement in which, among others, THE CLIENT (***), applying this capacity of (***) to CLIENT’S Bottom of Social Cover Program (“FONCOS”);
CONFIDENTIAL

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [(***)].
WHEREAS, on January 20, 2006, SATMEX and HUGHES ELECTRONICS CORPORATION through THE CLIENT executed an “Eleventh Amendment” to the Agreement in which, among others, THE CLIENT restructured the capacity for (***) on Satmex 5 satellite and (***);
WHEREAS, on February 1, 2006, SATMEX and HUGHES ELECTRONICS CORPORATION through THE CLIENT executed a “Twelfth Amendment” to the Agreement in which, among others, the Parties agreed to (***) in Satmex 5 satellite, under certain specific capacity commitment terms; and
WHEREAS, on September 15, 2006, SATMEX and HUGHES ELECTRONICS CORPORATION through THE CLIENT executed a “Thirteenth Amendment” to the Agreement in which, among others, the Parties agreed to (***) on Satmex 6 satellite.
NOW THEREFORE, in consideration of the foregoing and mutual covenants contained in this Fourteenth Amendment, the Parties agree as follows:
A G R E E M E N T
FIRST.- As of the Execution Date, THE CLIENT and SATMEX agree to (***) the capacity contracted under clause First of the “Twelfth Amendment” in accordance with the following table:

Satellite	Band		Txdrs		Region		Bandwidth MHz		Period
Satmex 5	(***	)	(***	)	(***	)	(***	)	(***	)
Note: SATMEX will not unreasonably refuse THE CLIENT’s request to change the assigned fixed transponder to another fixed transponder from time to time. The intent of the Parties respecting this Clause is that THE CLIENT is committing to a full (***) term for (***) full transponders, but the actual assigned transponders may shift during the Term hereof.
SECOND.- In addition, as of the Execution Date, THE CLIENT and SATMEX agree to extend the Term of the capacity contracted under clause First of the “Twelfth Amendment” in accordance with the following table:

Satellite	Band		Txdrs		Region		Bandwidth MHz		Period
Satmex 5	(***	)	(***	)	(***	)	(***	)	(***	)
THIRD.- Regarding the satellite capacity referenced in Second clause above, THE CLIENT agrees to a Capacity Commitment in Satmex 5 satellite, of (***) TRANSPONDER/MONTH defined as the use of a (***) equivalent transponder during a full calendar month period. This Transponder/Month commitment shall commence on the Execution Date of this Amendment. THE CLIENT agrees to fulfill this Capacity Commitment in a period no longer than (***) months (MAXIMUM USAGE TERM). THE CLIENT agrees to pay SATMEX for the provisioning of such service, the price established in the Fourth clause of the Twelfth Amendment and to perform its other obligations hereunder.
The Service provided under the Contract shall be provided during the MAXIMUM USAGE TERM as an international service of signal conduction via satellite, through the Mexican Satellite System, meeting the “Performance Parameters” (as set forth in Exhibit A), as a Non-Preemptible service, in the (***), and in the “NAFTA” region beam.
CONFIDENTIAL

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [(***)].
The Space Segment Capacity initially shall consist of (***) transponders on Satmex 5 satellite, of (***) each (the BASIC CAPACITY). SATMEX acknowledges that THE CLIENT will return (***) MHz on Transponder (***) and (***) MHz on Transponder (***) for a total of (***) Transponders to SATMEX on (***). THE CLIENT intends to return another (***) Transponders between (***) and (***), with a (***) days written advance confirmation to SATMEX.
THE CLIENT shall have the option to decrease the BASIC CAPACITY. Should THE CLIENT wish to decrease the BASIC CAPACITY such reduction shall not exceed (***) transponders per quarter, and such reductions will be made in decrements of up to (***) transponder per time, for which a (***) days previous written notice shall be sent to SATMEX (except that shorter notice period shall apply in respect of the capacity referenced in the immediately preceding paragraph). THE CLIENT will notify SATMEX on every quarterly Operations Review meeting their projections for capacity usage for the following (***) months.
In the event of a reduction, THE CLIENT will vacate transponders with switchable capabilities, in accordance with the following table:

Period	Transponder to be vacated		Date
(***)	(***	)	(***	)
(***)	(***	)	(***	)
(***)	(***	)	(***	)
THE CLIENT will not be able to decrease the BASIC CAPACITY if the resultant capacity after the decrease does not assure the fulfillment of the obligation of the CAPACITY COMMITMENT, during the remainder of the MAXIMUM USAGE TERM as defined on the first paragraph of this clause.
THE CLIENT only may use Services: (i) for its own uses; or (ii) as a component of another product or service for its own use or sale to its own customers. THE CLIENT may not otherwise distribute or resell any Service without the express prior written agreement of SATMEX.
FOURTH.- Both Parties agree that pricing for Satmex 5 and Satmex 6 transponders will be defined in accordance with the total capacity usage on both satellites in accordance with the Third clause of the Twelfth Amendment:

Quantity	Monthly Rate		Monthly Rate
(Total # of 36 MHz equivalent	Per Transponder		Per MHz
Transponders used)	(U.S. Dollars)		(U.S. Dollars)
(***)	(***	)	(***	)
(***)	(***	)	(***	)
(***)	(***	)	(***	)
The Parties agree that (***) will not be accumulated as part of THE CLIENT’s obligation to fulfill the CAPACITY COMMITMENT.
THE CLIENT agrees that it should pay SATMEX for the Satmex 5 services the (***).
If THE CLIENT (***) in Satmex 6, the (***) established in clause Third of the Thirteenth Amendment shall apply.
FIFTH.- THE CLIENT shall pay SATMEX a monthly rate for the Space Segment Capacity Service calculated by applying the RATE CARD established in clause Fourth of this Amendment.
SIXTH.- The term of this Fourteenth Amendment shall commence from the Execution Date and shall terminate when the client fulfills its CAPACITY COMMITMENT on a period no longer than the TERM OF THE AMENDMENT.
If THE CLIENT wishes to (***), it should provide written notice to SATMEX no later than (***) days prior to the (***). Upon SATMEX receipt of the notice as required above, SATMEX will (***). If THE CLIENT fails to give notice in accordance to this paragraph, or (***), SATMEX will be free to (***) after (***).
CONFIDENTIAL

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [(***)].
SEVENTH.- THE CLIENT recognizes and agrees that the Agreement is non-cancellable.
THE CLIENT has the right to terminate this Amendment prior to the fulfillment of the obligation of the CAPACITY COMMITMENT within the TERM OF THE AMENDMENT if:
a)	It notifies SATMEX with written notice, at least (***) prior to the proposed termination date, and;

b)	THE CLIENT pays SATMEX, in one single payment and before the proposed termination date, (***).
Consequently, the whole Amendment, including the “project FONCOS’s” capacity defined on the Tenth Amendment will be automatically terminated.
EIGTH.- This Amendment, the underlying commercial relationship between the Parties, and all collateral matters relating thereto, shall be governed by, and construed in accordance with Section 33 of the Agreement
NINTH.- Except as specifically amended hereby, the terms and conditions of the Agreement and its past Amendments, shall remain in full force and effect in accordance with its terms.
This Fourteenth Amendment is signed in counterparts, one copy remaining in possession of each Party, in Mexico City, as of the Execution Date first written above.

FOR THE CLIENT	FOR SATMEX

/s/ PHILIP K. O’BRIEN	/s/ CLEMENTE HUMBERTO CABELLO ALCERRECA

PHILIP K. O’BRIEN VICE PRESIDENT	CLEMENTE HUMBERTO CABELLO ALCERRECA EXECUTIVE DIRECTOR, BUSINESS DEVELOPMENT
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